EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-186073 of our report dated January 17, 2013 (April 10, 2013 as to Note 6), relating to the consolidated balance sheet of Griffin-American Healthcare REIT III, Inc. and subsidiary, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California
July 22, 2013